UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2012, Marshall Edwards, Inc. (the “Company”) received notice from The NASDAQ Stock Market, LLC (“Nasdaq”) stating that, based on the closing bid price for the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Rule 5550(a)(2). The notification letter states that the Company will be afforded a grace period of 180 calendar days, or until September 24, 2012, to regain compliance with the minimum bid price requirement in accordance with Nasdaq Rule 5810(c)(3)(A). In order to regain compliance, shares of the Company’s common stock must maintain a minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the grace period. In the event the Company does not regain compliance during the initial 180 calendar day grace period, the Company may be eligible for additional time to demonstrate compliance with the minimum bid price requirement if it continues to meet certain other Nasdaq listing requirements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: March 30, 2012